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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption ‘‘Experts’’ and to the use of our report dated February 10, 2006 incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Greenhill & Co., Inc. dated May 1, 2006.

/s/ Ernst & Young LLP

New York, New York
May 1, 2006